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                                                                   EXHIBIT(m)(2)

                                 FORM OF AMENDED
                                   APPENDIX A

                               WITH RESPECT TO THE

                                DISTRIBUTION PLAN

                             DATED DECEMBER 31, 2001

                                     BETWEEN

                                  ING GET FUND
                                       AND
                           ING FUNDS DISTRIBUTOR, INC.

                          EFFECTIVE AS OF JUNE 26, 2002

SERIES
------
Series D
Series E
Series G
Series H
Series I
Series J
Series K
Series L
Series M
Series N
Series P
Series Q
Series R
Series S
Series T
Series U*
Series V*


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*  This Amended Appendix A will be effective with respect to these Funds upon the effective date of the initial Registration Statement with respect to the Funds.